Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Soho House & Co Inc.

London, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-258014) of Soho House & Co Inc. of our report dated March 31, 2025, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO LLP

BDO LLP

London, United Kingdom

March 31, 2025